Exhibit 10.1

Analogic Corporation

Annual Incentive Plan for Fiscal Year 2018

Employee:		Company

Title:		Target Level:

Plan Year:	8/1/2017 – 7/31/2018	Supervisor:

Congratulations!  Analogic Corporation (the “Company”) has selected you to participate in its Annual Incentive Plan (the “Plan”) for fiscal year 2018.  A summary of the terms of the Plan, as it applies to you, is shown below1:

1.Eligibility to Earn an Award

You will be eligible to earn an award under the Plan if:  you are an employee of the Company on July 31, 2018,2 or your employment is terminated involuntarily on or after January 31, 2018 and you are eligible for Severance Benefits.

2.Performance Factors (see attachment)

Your actual award may be greater or less than the Target Level, depending on the Company’s results, your performance relative to Individual Objectives for the Plan year.  If you are eligible to receive an award, your final award amount will be determined based upon the following performance factors:

(a)	Analogic Non-GAAP-EBITDA - 70% of your award shall be determined by Analogic’s year-end results for Non-GAAP EBITDA relative to budget for fiscal year 2018.

(b)	Analogic’s Revenue – 30% of your award shall be determined by Analogic’s year-end results for Revenue relative to budget for fiscal year 2018.

3.Determining Your Award

(a)

Your award will be equal to your Target Level multiplied by your Eligible Base Earnings, adjusted for the actual performance measures relative to budget attained for 2018.  “Eligible Base Earnings” means total base salary payments (including vacation, sick, and holiday pay) made through Company payroll for the Plan year.  Payments made to employees during approved medical leaves of absence are excluded.

(b)	Actual awards will range from 0 to two 2 times the Target Level for the performance factors.

(c)

If you are not eligible for an award for the entire 2018 fiscal year or if your Target Level changes during the Plan year, your award will be prorated based on the number of months that you were eligible to receive the award.

[1]	For more information concerning the Plan, please contact the Human Resources Department.
[2]

Because payment of an award under the Plan is determined in part upon the Company’s performance during the 2018 Fiscal Year, the payment date of any award will be after the completion of fiscal year 2018, as determined in the sole discretion of the Company’s Compensation Committee.